Exhibit 5.1

June 30, 2026

Abivax S.A.

7-11 boulevard Haussmann

75009 Paris

France

Ladies and Gentlemen:

We are acting as special French counsel to Abivax S.A., a société anonyme organized under the laws of France (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of (i) ordinary shares of the Company (the “Ordinary Shares”); (ii) American Depositary Shares representing Ordinary Shares (the “American Depositary Shares”); and/or (iii) senior notes convertible into American Depositary Shares (the “Notes”); and/or (iv) warrants to purchase Ordinary Shares (the “Warrants”, and together with the Ordinary Shares, the American Depositary Shares and the Notes, the “Securities”), in each case as contemplated by the Registration Statement on Form F-3ASR as filed by the Company with the United States Securities and Exchange Commission (the “Commission”) to which this opinion (the “Opinion”) is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”).

In connection with the opinions expressed herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of such documents, records and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.  The Ordinary Shares, when (a) the extraordinary shareholders’ meeting of the Company, the Board of Directors (Conseil d’Administration) of the Company (the “Board”) and, if applicable, the Chief Executive Officer (Directeur Général), will have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of the Ordinary Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company and issuance of the depositary certificate (certificat du dépositaire) in respect thereof, will be validly issued, fully paid and non-assessable.

2.  The American Depositary Shares, when (a) the extraordinary shareholders’ meeting of the Company, the Board and, if applicable, the Chief Executive Officer (Directeur Général), will have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of the American Depositary Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company and issuance of the depositary certificate (certificat du dépositaire) in respect thereof, will be validly issued, fully paid and non-assessable.

3.   The Notes, when (a) the extraordinary shareholders’ meeting of the Company, the Board and, if applicable, the Chief Executive Officer (Directeur Général), will have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of the Notes and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company, will be validly issued.

4.  The Warrants, when (a) the extraordinary shareholders’ meeting of the Company, the Board and, if applicable, the Chief Executive Officer (Directeur Général), have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of the Warrants and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company, will be validly issued.

The term “non-assessable”, which has no recognized meaning in French law, for the purposes of this Opinion means that no present or future holder of ordinary shares will be subject to personal liability, by reason of being such a holder, for additional payments or calls for further funds by the Company or any other person after the issuance of the Ordinary Shares.

In rendering the foregoing Opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the completeness and accuracy of all such documents as at the date of this Opinion, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that:

(i)	the Registration Statement, and any amendments thereto, will have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder);

(ii)

a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the relevant rules and regulations of the Commission will be timely filed with the Commission;

(iii)

the resolutions authorizing the Company to issue, offer and sell the Securities as adopted by the extraordinary shareholders’ meeting of the Company, the Board and, if applicable, the Chief Executive Officer (Directeur Général), will be in full force and effect at all times at which the Securities are issued, offered or sold by the Company;

(iv)

the definitive terms of the Securities will have been established in accordance with the authorizing resolutions adopted by the ordinary and extraordinary shareholders’ meeting of the Company, the Board and, if applicable, the Chief Executive Officer (Directeur Général), the Company’s By-laws and applicable law;

(v)

the Company will issue and deliver the Securities in the manner contemplated in the Registration Statement and the amount of Securities issued will remain within the limits of the then authorized but unissued amounts of such Securities;

(vi)	all Securities will be issued in compliance with applicable securities and corporate law;

(vii)

any deposit agreement, indenture, purchase contract agreement or similar agreement will constitute the legal, valid and binding obligations of each of the parties thereto, enforceable against each such party in accordance with its terms under any applicable laws and, in any jurisdiction where any such obligation falls to be performed, and such performance will not be illegal or ineffective by virtue of the laws or doctrines of public policy of that jurisdiction.

(viii)

all required authorizations of any kind (including corporate, legal, regulatory, governmental, contractual, etc.), will have been validly and unconditionally obtained by any appropriate means by each signatory to any deposit agreement, indenture, purchase contract agreement or similar agreement, and remain in full force and effect;

(ix)

all formalities, deeds, acts, and procedures required under any applicable laws (excluding, in respect of the Company only, the laws of France, but subject to the other assumptions set out herein) in order to ensure the validity between the parties and enforceability (opposabilité) of any deposit agreement, indenture, purchase contract agreement or similar agreement, will have been duly carried out and performed, except where no such formalities, deeds, acts, or procedures are required to this effect under said laws;

(x)

there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the Opinion expressed above, and that such documents are in full force and effect at all times at which the Securities are issued, offered, or sold by the Company;

(xi)

the electronic process used to establish, sign, keep and make available to the parties to any deposit agreement, indenture, purchase contract agreement or similar agreement, and any transfer document from time to time, will comply with the conditions required for such documents to produce the same effects and have the same value as a matter of proof as if they had been established, signed, kept and made available in hard copy, as provided for by articles 1366 and 1367 of the French Civil Code (and the related decree) and the last paragraph of article 1375 of the French Civil Code;

(xii)

the Company’s board meetings and shareholders’ meeting authorizing the Company to issue, offer and sell the Securities were duly convened and held, the required quorums were, in each event, duly satisfied, and the directors were duly appointed and were validly exercising their term of office in accordance with the constitutive documents of the Company and all laws applicable to it;

(xiii)

no decision, proceedings, filing or request relating to any proceedings set out in Book VI of the French Commercial Code (Livre VI du Code de commerce) has been taken, initiated or filed against the Company, and the Company is not insolvent or unable to meet its liabilities either immediately or in the near future (en état de cessation des paiements) within the meaning of articles L. 620-1 to L. 670-8 of the French Commercial Code or any applicable insolvency law, and the Company will not become unable to do so as a result of entering into and performing its obligations under any deposit agreement, indenture, purchase contract agreement or similar agreement;

(xiv)

each member of the corporate bodies of the Company and each of the persons holding a mandat social (corporate management mandate) within the Company holds its position or mandate in each case in compliance with all applicable laws; all consents, formalities, or licenses for the performance of their roles have been obtained and are being complied with; the corporate resolutions pursuant to which each of the persons holding a mandat social (corporate management mandate) was appointed have not been amended or revoked, and such corporate resolutions are in full force and effect as at the date hereof and, where applicable, were validly adopted by the competent corporate bodies of the Company (or legal entity holding a mandat social (corporate management mandate) within the Company) convened, composed, held, or taken (as the case may be) in accordance with then-applicable laws.

This Opinion is furnished to you in connection with the legal matters enumerated above, speaks only as of the date hereof, and is limited to the laws of France as in effect on the date hereof as currently construed by the French Conseil Constitutionnel, Cour de Cassation, and Conseil d’État in their decisions as published in major legal journals. We do not express any opinion as to any laws other than French laws as in effect on the date hereof. The Opinion is given as to matters of French law only and has been prepared without considering the implications of any laws of any jurisdiction (including those jurisdictions in which our firm has an office or correspondent) other than the French Republic. We express no opinion as to matters of fact. We did not establish or verify the accuracy of facts or the reasonableness of any statement or intention contained in the Registration Statement, or verify that no substantial fact or contractual stipulation has been omitted from the Registration Statement. This Opinion is strictly confined to the specific matters of French law expressly stated herein (as qualified by the qualifications and subject to the assumptions set forth in this matter), is not to be read as extending by implication to any other matter in connection with the Registration Statement, and should not be treated as detailed and comprehensive legal advice pertaining to any legal or tax matter in connection with the Registration Statement. In particular, but without limiting the generality of the foregoing, we express no opinion as to tax matters. We have not undertaken to inform you of any subsequent changes in French law, in the legal status of the Company, or any other fact that hereafter may come to our attention and would be likely to affect the matters evoked herein, and shall have no duty in this respect.

The Opinion expressed above is subject to the following qualifications:

(i)

This Opinion is subject to the effect of any laws or regulations relating to bankruptcy, insolvency, moratorium, ad hoc mandate (mandat ad hoc), conciliation, accelerated judicial safeguard (procédure de sauvegarde accélérée), judicial recovery proceedings (redressement judiciaire) or judicial liquidation proceedings (liquidation judiciaire), winding-up, or any other analogous proceedings or circumstances and, as a general rule, subject to the effect of any laws or regulations amending and/or protecting the creditors’ rights. In particular, we do not express any opinion herein as to the enforceability and effectiveness of rights, obligations or recourses of any party to the documents examined by us in the event where one of the proceedings set out in Book VI of the French Commercial code (Livre VI du Code de commerce) would be initiated, or any other similar proceedings would be initiated in a foreign jurisdiction.

(ii)

This Opinion is subject to French courts’ sovereign powers of interpretation of agreements (to find out the original intention of the parties when it has not been clearly stated) and appreciation of facts.

(iii)

Pursuant to the provisions of article 61-1 of the French Constitution, any person may, in connection with a proceeding pending before a court, argue that a law violates the rights and freedoms guaranteed by the Constitution. A provision declared unconstitutional on that basis would be repealed from the publication of the decision of the Conseil Constitutionnel or a later date fixed by the relevant decision.

The Conseil Constitutionnel determines the conditions and limits within which the effects that the provision has produced are likely to be challenged. We express no opinion as to the conformity of any provisions of any law with the French Constitution or as to the impact of the unconstitutionality of any provision of any law on the documents examined by us.

(iv)	As French courts are not bound by their previous judicial decisions or those of other courts, the case law may vary over time and, in some cases, result from ad hoc decisions.

As to facts material to the opinions and assumptions expressed herein, we have relied upon written statements and representations of officers and other representatives of the Company. This Opinion is subject to the sovereign power of the French courts to interpret the facts and circumstances of any adjudication. This Opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the Republic of France.

This Opinion is addressed to you solely for your benefit in connection with the Registration Statement.

It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document (other than the Registration Statement) or filed with anyone without our prior written express consent.

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the reference to Orrick Herrington & Sutcliffe (Europe) LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder and we assume no duty or liability whatsoever to, and do not accept any client-attorney relationship with, any person or entity, other than the Company.

Very truly yours,

/s/ Orrick Herrington & Sutcliffe (Europe) LLP

4